UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): March 3, 2005

                             CARRIZO OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)

        Texas                       000-22915                  76-0415919
     (State or other               (Commission             (I.R.S. Employer
     jurisdiction of               File Number)           Identification No.)
      incorporation)


           1000 Louisiana Street
                 Suite 1500
               Houston, Texas                                     77002
   (Address of principal executive offices)                     (Zip code)

       Registrant's telephone number, including area code: (713) 328-1000


                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02      Election of Directors.

               (d) On March 3, 2005, the Board of Directors of Carrizo Oil & Gas, Inc. (the "Company") appointed Thomas L. Carter, Jr. to the Board of Directors of the Company and the Nominating Committee thereof. Mr. Carter is President and Chief Executive Officer of Black Stone Minerals Company, L.P., a privately-owned Delaware limited partnership located in Houston, Texas. Mr. Carter has also served as Managing General Partner of Black Stone Energy Company from 1980 to the present. Prior to the formation of Black Stone, Mr. Carter served as Managing General Partner of W.T. Carter & Bros. from 1987 through 1992. From 1975 to 1979, Mr. Carter was with Texas Commerce Bank in Houston, Texas. Mr. Carter holds an M.B.A. and B.B.A. from the University of Texas at Austin.

               The Board of Directors of the Company determined that Mr. Carter is an "independent director," as defined in the Marketplace Rules of the Nasdaq Stock Market, Inc. In making this determination, the Board of Directors and its Audit Committee reviewed Mr. Carter's existing relationship with the Company.

               Mr. Carter and his immediate family members collectively own interests directly and indirectly through entities, which are royalty owners in the Company's Louisiana Delta Farms #1, Louisiana Delta Farms #2 and King Gas #1. Mr. Carter also serves as an executive officer, general partner or controlling shareholder of these entities (the "Black Stone Entities") and in some cases he and his family hold substantial interests in these entities. The Black Stone Entities acquired the royalty interests from a third party in June 2004. The Company estimates that, during 2004, (i) the Black Stone Entities collectively earned approximately $444,770 from working interests in which Carrizo is a partial owner, (ii) approximately $24,000 of the amount received from these working interests was attributable to the ownership of Mr. Carter and his immediate family, and (iii) Mr. Carter's family members received $2,063 directly from these working interests. These amounts reflect production from Carrizo wells for only the trailing seven months of 2004 and are expected to increase for a full year of production in 2005. In addition, the Black Stone Entities own royalty interests in the undeveloped Lazarus and Twins Prospects, which the Company may develop in the future.

               The Board of Directors determined that Mr. Carter's existing relationship with the Company and his interest in the Black Stone Entities does not currently and will not in the future be deemed to create a conflict of interest under the Code of Ethics and is in compliance with the Code of Ethics. The Board of Directors determined that Mr. Carter would recuse himself on matters relating to the Delta Farms Wells and Lazarus Prospects as an appropriate and preventative action to eliminate future conflicts of interest relating to Mr. Carter's interest in the Black Stone Entities.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.


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               The  information  provided under Item 5.02 of this Current Report is incorporated into this Item 5.05 by reference.

                                   SIGNATURES



               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. CARRIZO OIL & GAS, INC.


                                      CARRIZO OIL & GAS, INC.




                                      By: /s/ Paul F. Boling
                                          ------------------
                                      Name:  Paul F. Boling
                                      Title: Vice President and
                                             Chief Financial Officer

Date:  March 8, 2005